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                                                                 EXHIBIT 99.B9


                                   AGENCY AGREEMENT


             AGREEMENT dated the 1st day of April, 1991, by and between TAX-EXEMPT CALIFORNIA MONEY MARKET FUND, a Massachusetts business trust having its principal place of business at 120 South LaSalle Street, Chicago, IL 60603 ("Fund"), and INVESTORS FIDUCIARY TRUST COMPANY, a state chartered trust company organized and existing under the laws of the State of Missouri having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 ("IFTC").

                  WHEREAS, Fund wants to appoint IFTC as Transfer Agent
             and Dividend Disbursing Agent, and IFTC wants to accept such appointment;

                  NOW, THEREFORE, in consideration of the mutual covenants
             herein contained, the parties hereto agree as follows:

                 1.  Documents to be Filed with Appointment.
                     --------------------------------------
                     In connection with the appointment of IFTC as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with IFTC the following documents:

                     A. A certified copy of the resolutions of the Board of Trustees of Fund appointing IFTC as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to give written instructions and requests on behalf of Fund.

                     B. A certified copy of the Agreement and Declaration of Trust of Fund and any amendments thereto.

                     C.  A certified copy of the Bylaws of Fund.

                     D. Copies of Registration Statements filed with the Securities and Exchange Commission.

                     E. Specimens of all forms of outstanding share certificates as approved by the Board of Trustees of Fund, with a certificate of the Secretary of Fund as to such approval.

                     F. Specimens of the signatures of the officers of the Fund authorized to sign share certificates and individuals authorized to sign written instructions and requests on behalf of the Fund.






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                     G.  An opinion of counsel for Fund:

                         (1) With respect to Fund's organization and
                             existence under the laws of The Commonwealth of Massachusetts.

                         (2) With respect to the status of all shares of
                             Fund covered by this appointment under the Securities Act of 1933, and any other applicable federal or state statute.

                         (3) To the effect that all issued shares are, and
                             all unissued shares will be when issued, validly issued, fully paid and non-assessable.

                 2. Certain Representations and Warranties of IFTC. IFTC represents and warrants to Fund that:

                     A. It is a trust company duly organized and existing and in good standing under the laws of the State of Missouri.

                     B. It is duly qualified to carry on its business in the State of Missouri.

                     C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

                     D. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

                     E. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

                     F. It is, and will continue to be, registered as a transfer agent under the Securities Exchange Act of 1934.

                 3. Certain Representations and Warranties of Fund. Fund represents and warrants to IFTC that:

                     A. It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.



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                     B.  It is an investment company registered under the
                         Investment Company Act of 1940.

                     C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale at any time and from time to time.

                     D. All requisite steps have been or will be taken to register Fund's shares for sale in all applicable states, including the District of Columbia.

                     E. Fund and its Trustees are empowered under applicable laws and by the Fund's Agreement and Declaration of Trust and Bylaws to enter into and perform this Agreement.

                 4.  Scope of Appointment.
                     --------------------

                     A. Subject to the conditions set forth in this Agreement, Fund hereby employs and appoints IFTC as Transfer Agent and Dividend Disbursing Agent effective the date hereof.

                     B.  IFTC hereby accepts such employment and
                         appointment and agrees that it will act as Fund's Transfer Agent and Dividend Disbursing Agent. IFTC agrees that it will also act as agent in connection with Fund's periodic withdrawal payment accounts and other open-account or similar plans for shareholders, if any.

                     C. IFTC agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.

                     D. Fund agrees to use all reasonable efforts to deliver to IFTC in Kansas City, Missouri, as soon as they are available, all its shareholder account records.

                     E. Subject to the provisions of Sections 20 and 21 hereof, IFTC agrees that it will perform all the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as agent for the various shareholder accounts, including, without limitation, the following: issuing, transferring and cancelling share certificates, maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and

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                         tabulating proxies, mailing shareholder reports
                         and prospectuses, withholding federal income taxes, preparing and mailing checks for disbursement of income and capital gains dividends, preparing and filing all required U.S. Treasury Department information returns for all shareholders, preparing and mailing confirmation forms to shareholders and dealers with respect to all purchases and liquidations of Fund shares and other transactions in shareholder accounts for which confirmations are required, recording reinvestments of dividends and distributions in Fund shares, recording redemptions of Fund shares and preparing and mailing checks for payments upon redemption and for disbursements to systematic withdrawal plan shareholders.

                 5.  Compensation and Expenses.
                     -------------------------

                     A. In consideration for the services provided hereunder by IFTC as Transfer Agent and Dividend Disbursing Agent, Fund will pay to IFTC from time to time compensation as agreed upon for all services rendered as Agent, and also, all its reasonable out-of-pocket expenses and other disbursements incurred in connection with the agency. Such compensation will be set forth in a separate schedule to be agreed to by Fund and IFTC. The initial agreement regarding compensation is attached as Exhibit A.

                     B. Fund agrees to promptly reimburse IFTC for all reasonable out-of-pocket expenses or advances incurred by IFTC in connection with the performance of services under this Agreement including, but not limited to, postage (and first class mail insurance in connection with mailing share certificates), envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used each year to record the previous year's transactions in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes by outside firms. IFTC may, at its option, arrange to have various service providers submit invoices directly to the Fund for payment of out-of-pocket expenses reimbursable hereunder.

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                 6.  Efficient Operation of IFTC System.
                     ----------------------------------

                     A. In connection with the performance of its services under this Agreement, IFTC is responsible for the accurate and efficient functioning of its system at all times, including:

                         (1) The accuracy of the entries in IFTC's records
                             reflecting purchase and redemption orders and other instructions received by IFTC from dealers, shareholders, Fund or its principal underwriter.

                         (2) The timely availability and the accuracy of
                             shareholder lists, shareholder account
                             verifications, confirmations and other
                             shareholder account information to be
                             produced from IFTC's records or data.

                         (3) The accurate and timely issuance of dividend
                             and distribution checks in accordance with instructions received from Fund.

                         (4) The accuracy of redemption transactions and
                             payments in accordance with redemption
                             instructions received from dealers,
                             shareholders or Fund or other authorized persons.

                         (5) The deposit daily in Fund's appropriate
                             special bank account of all checks and
                             payments received from dealers or
                             shareholders for investment in shares.

                         (6) The requiring of proper forms of
                             instructions, signatures and signature
                             guarantees and any necessary documents
                             supporting the rightfulness of transfers, redemptions and other shareholder account transactions, all in conformance with IFTC's present procedures with such changes as may be deemed reasonably appropriate by IFTC or as may be reasonably approved by or on behalf of Fund.

                         (7) The maintenance of a current duplicate set of
                             Fund's essential or required records, as agreed upon from time to time by Fund and IFTC, at a secure distant location, in form available and usable forthwith in the event

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                             of any breakdown or disaster disrupting its
                             main operation.

                 7.  Indemnification.
                     ---------------

                     A. Fund shall indemnify and hold IFTC harmless from and against any and all claims, actions, suits, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or omission by IFTC pursuant to this Agreement or in connection with the agency relationship created by this Agreement, provided that IFTC has acted in good faith, without negligence and without willful misconduct.

                     B. IFTC shall indemnify and hold Fund harmless from and against any and all claims, actions, suits, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or omission by IFTC pursuant to this Agreement or in connection with the agency relationship created by this Agreement, provided that IFTC has not acted in good faith, without negligence and without willful misconduct.

                     C. In order that the indemnification provisions contained in this Section 7 shall apply, upon the assertion of a claim for which either party (the "Indemnifying Party") may be required to provide indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall promptly notify the Indemnifying Party of such assertion, and shall keep such party advised with respect to all developments concerning such claim. The Indemnifying Party shall be entitled to assume control of the defense and the negotiations, if any, regarding settlement of the claim. If the Indemnifying Party assumes control, the Indemnitee shall have the option to participate in the defense and negotiations of such claim at its own expense. The Indemnitee shall in no event confess, admit to, compromise, or settle any claim for which the Indemnifying Party may be required to indemnify it except with the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.




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                 8.  Certain Covenants of IFTC and Fund.
                     ----------------------------------

                     A. All requisite steps will be taken by Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which Fund's shares shall at the time be offered for sale and require registration. If at any time Fund receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares, or of any stop order or other proceeding under the Federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice thereof to IFTC.

                     B. IFTC hereby agrees to establish and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of share certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices. Further, IFTC agrees to carry insurance, as specified in Exhibit B hereto, with insurers reasonably acceptable to Fund and in minimum amounts that are reasonably acceptable to Fund, which will not be changed without the consent of Fund, which consent shall not be unreasonably withheld, and which will be expanded in coverage or increased in amounts from time to time if and when reasonably requested by Fund.
                         If IFTC determines that it is unable to obtain any such insurance upon commercially reasonable terms, it shall promptly so advise Fund in writing. In such event, Fund shall have the right to terminate this Agreement upon 30 days notice.

                     C. To the extent required by Section 31 of the Investment Company Act of 1940 and Rules thereunder, IFTC agrees that all records maintained by IFTC relating to the services to be performed by IFTC under this Agreement are the property of Fund and will be preserved and will be surrendered promptly to Fund on request.

                     D. IFTC agrees to furnish Fund semi-annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other reasonably available financial information reasonably requested by Fund. The annual


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                         financial statements will be certified by IFTC's
                         certified public accountants.

                     E. IFTC represents and agrees that it will use all reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use all reasonable efforts to continue to modernize and improve its system without additional cost to Fund.

                     F. IFTC will permit Fund and its authorized representatives to make periodic inspections of its operations at reasonable times during business hours.

                     G. If IFTC is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God, equipment, utility or transmission failure or damage, and/or any other cause or casualty beyond the reasonable control of IFTC, whether similar to the foregoing matters or not, then upon written notice to Fund, the requirements of this Agreement that are affected by such disability, to the extent so affected, shall be suspended during the period of such disability; provided, however, that IFTC shall make reasonable effort to remove such disability as soon as possible. During such period, Fund may seek alternate sources of service without liability hereunder; and IFTC will use all reasonable efforts to assist Fund to obtain alternate sources of service. IFTC shall have no liability to Fund for nonperformance because of the reasons set forth in this Section 8.G; but if a disability that, in Fund's reasonable belief, materially affects IFTC's ability to perform its obligations under this Agreement continues for a period of 30 days, then Fund shall have the right to terminate this Agreement upon 10 days written notice to IFTC.

                  9. Adjustment.
                     ----------

                     In case of any recapitalization, readjustment or other change in the structure of Fund requiring a change in the form of share certificates, IFTC will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding

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                     certificates in the old form, upon receiving the
                     following:

                     A.  Written instructions from an officer of Fund.

                     B. Certified copy of any amendment to the Agreement and Declaration of Trust or other document effecting the change.

                     C. Certified copy of any order or consent of each governmental or regulatory authority required by law for the issuance of the shares in the new form, and an opinion of counsel that no order or consent of any other government or regulatory authority is required.

                     D. Specimens of the new certificates in the form approved by the Board of Trustees of Fund, with a certificate of the Secretary of Fund as to such approval.

                     E.  Opinion of counsel for Fund:

                         (1) With respect to the status of the shares of
                             Fund in the new form under the Securities Act of 1933, and any other applicable federal or state laws.

                         (2) To the effect that the issued shares in the
                             new form are, and all unissued shares will be when issued, validly issued, fully paid and non-assessable.

                 10. Share Certificates.
                     ------------------

                     Fund will furnish IFTC with a sufficient supply of blank share certificates and from time to time will renew such supply upon the request of IFTC. Such certificates will be signed manually or by facsimile signatures of the officers of Fund authorized by law and Fund's Bylaws to sign share certificates and, if required, will bear the trust seal or facsimile thereof.

                 11. Death, Resignation or Removal of Signing Officer.
                     ------------------------------------------------

                     Fund will file promptly with IFTC written notice of any change in the officers authorized to sign share certificates, written instructions or requests, together with two signature cards bearing the

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                     specimen signature of each newly authorized officer,
                     all as certified by an appropriate officer of the Fund. In case any officer of Fund who will have signed manually or whose facsimile signature will have been affixed to blank share certificates will die, resign, or be removed prior to the issuance of such certificates, IFTC may issue or register such share certificates as the share certificates of Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Fund in writing. In the absence of such direction, Fund will file promptly with IFTC such approval, adoption, or ratification as may be required by law.

                 12. Future Amendments of Agreement and Declaration of
                     -------------------------------------------------
                       Trust and Bylaws.
                     ------------------

                     Fund will promptly file with IFTC copies of all material amendments to its Agreement and Declaration of Trust and Bylaws and Registration Statement made after the date of this Agreement.

                 13. Instructions, Opinion of Counsel and Signatures.
                     -----------------------------------------------

                     At any time IFTC may apply to any officer of Fund for instructions, and may consult with legal counsel for Fund at the expense of Fund, or with its own legal counsel at its own expense, with respect to any matter arising in connection with the agency; and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. IFTC is authorized to act on the orders, directions or instructions of such persons as the Board of Trustees of Fund shall from time to time designate by resolution. IFTC will be protected in acting upon any paper or document, including any orders, directions or instructions, reasonably believed by it to be genuine and to have been signed by the proper person or persons; and IFTC will not be held to have notice of any change of authority of any person so authorized by Fund until receipt of written notice thereof from Fund. IFTC will also be protected in recognizing share certificates that it reasonably believes to bear the proper manual or facsimile signatures of the officers of Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a Co-Transfer Agent or Co-Registrar.


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                 14. Papers Subject to Approval of Counsel.
                     -------------------------------------

                     The acceptance by IFTC of its appointment as Transfer Agent and Dividend Disbursing Agent, and all documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of legal counsel for IFTC, which approval will not be unreasonably withheld.

                 15. Certification of Documents.
                     --------------------------

                     The required copy of the Agreement and Declaration of Trust of Fund and copies of all amendments thereto will be certified by the appropriate official of The Commonwealth of Massachusetts; and if such Agreement and Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer or official body, a certificate of such filing will appear on the certified copy submitted to IFTC. A copy of the order or consent of each governmental or regulatory authority required by law for the issuance of Fund shares will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto and copies of resolutions of the Board of Trustees of Fund will be certified by the Secretary or an Assistant Secretary of Fund.

                 16. Records.
                     -------

                     IFTC will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to sub-paragraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

                 17. Disposition of Books, Records and Cancelled
                     -------------------------------------------
                       Certificates.
                     --------------

                     IFTC will send periodically to Fund, or to where designated by the Secretary or an Assistant Secretary of Fund, all books, documents, and all records no longer deemed needed for current purposes and share certificates which have been cancelled in transfer or in exchange, upon the understanding that such books, documents, records, and share certificates will not

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                     be destroyed by Fund without the consent of IFTC
                     (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

                 18. Provisions Relating to IFTC as Transfer Agent.
                     ---------------------------------------------

                     A.  IFTC will make original issues of share
                         certificates upon written request of an officer of Fund and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, an opinion of counsel as outlined in Section 1.G or 9.E of this Agreement, the certificates required by Section 10 of this Agreement and any other documents required by Section 1 or 9 of this Agreement.

                     B. Before making any original issue of certificates, Fund will furnish IFTC with sufficient funds to pay any taxes required on the original issue of the shares. Fund will furnish IFTC such evidence as may be required by IFTC to show the actual value of the shares. If no taxes are payable, IFTC will upon request be furnished with an opinion of outside counsel to that effect.

                     C. Shares will be transferred and new certificates issued in transfer, or shares accepted for redemption and funds remitted therefor, upon surrender of the old certificates in form deemed by IFTC properly endorsed for transfer or redemption accompanied by such documents as IFTC may deem necessary to evidence the authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable share transfer taxes. IFTC reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guarantee of signature by such persons as may from time to time be specified in the prospectus related to such shares or otherwise authorized by Fund.
                         IFTC also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper, unauthorized, or otherwise not

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                         rightful.  IFTC may, in effecting transfers or
                         redemptions, rely upon Simplification Acts or other statutes which protect it and Fund in not requiring complete fiduciary documentation.

                     D.  When mail is used for delivery of share
                         certificates, IFTC will forward share
                         certificates in "nonnegotiable" form as provided by Fund by first class mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by IFTC.

                     E. IFTC will issue and mail subscription warrants and certificates provided by Fund and representing share dividends, exchanges or split-ups, or act as Conversion Agent upon receiving written instructions from any officer of Fund and such other documents as IFTC deems necessary.

                     F.  IFTC will issue, transfer, and split-up
                         certificates upon receiving written instructions from an officer of Fund and such other documents as IFTC may deem necessary.

                     G. IFTC may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken, upon receiving indemnity satisfactory to IFTC, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Any such issuance shall be in accordance with the provisions of law governing such matter and any procedures adopted by the Board of Trustees of the Fund of which IFTC has notice.

                     H. IFTC will supply a shareholder's list to Fund properly certified by an officer of IFTC for any shareholder meeting upon receiving a request from an officer of Fund. It will also supply lists at such other times as may be reasonably requested by an officer of Fund.

                     I. Upon receipt of written instructions of an officer of Fund, IFTC will address and mail notices to shareholders.

                     J. In case of any request or demand for the inspection of the share books of Fund or any other books of Fund in the possession of IFTC, IFTC will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. IFTC reserves the right, however, to

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                         exhibit the share books or other books to any
                         person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the share books or other books to such person.

                 19. Provisions Relating to Dividend Disbursing Agency.
                     -------------------------------------------------

                     A. IFTC will, at the expense of Fund, provide a special form of check containing the imprint of any device or other matter desired by Fund. Said checks must, however, be of a form and size convenient for use by IFTC.

                     B. If Fund wants to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished to IFTC within a reasonable time prior to the date of mailing of the dividend checks, at the expense of Fund.

                     C. If Fund wants its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to IFTC but the size and form of said envelopes will be subject to the approval of IFTC. If stamped envelopes are used, they must be furnished by Fund; or, if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Fund.

                     D. IFTC will maintain one or more deposit accounts as Agent for Fund, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.

                 20. Termination of Agreement.
                     ------------------------

                     A. This Agreement may be terminated by either party upon sixty (60) days prior written notice to the other party.

                     B. Fund, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events:



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                         (1) Any interruption or cessation of operations
                             by IFTC or its assigns which materially
                             interferes with the business operation of Fund.

                         (2) The bankruptcy of IFTC or its assigns or the
                             appointment of a receiver for IFTC or its assigns.

                         (3) Any merger, consolidation or sale of
                             substantially all the assets of IFTC or its assigns.

                         (4) The acquisition of a controlling interest in
                             IFTC or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist.

                         (5) Failure by IFTC or its assigns to perform its
                             duties in accordance with this Agreement, which failure materially adversely affects the business operations of Fund and which failure continues for thirty (30) days after written notice from Fund.

                         (6) The registration of IFTC or its assigns as a
                             transfer agent under the Securities Exchange
                             Act of 1934 is revoked, terminated or
                             suspended for any reason.

                     C. In the event of termination, Fund will promptly pay IFTC all amounts due to IFTC hereunder. Upon termination of this Agreement, IFTC shall deliver all shareholder and account records pertaining to Fund either to Fund or as directed in writing by Fund.

                 21. Assignment.
                     ----------

                     A. Except for the assignment of responsibilities pursuant to the Services Agreement ("Services Agreement") between IFTC and Kemper Service Company ("KSVC"), which Fund has approved, neither this Agreement nor any rights or obligations hereunder may be assigned by IFTC without the written consent of Fund; provided, however, no assignment will relieve IFTC of any of its obligations hereunder.

                     B. This Agreement including, without limitation, the provisions of Section 7 will inure to the benefit

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





                         of and be binding upon the parties and their respective successors and assigns including KSVC pursuant to the aforesaid Services Agreement.

                     C. KSVC is authorized by Fund to use the system services of DST Systems, Inc.

                 22. Confidentiality.
                     ---------------

                     A.  Except as provided in the last sentence of
                         Section 18.J hereof, or as otherwise required by law, IFTC will keep confidential all records of and information in its possession relating to Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of Fund.

                     B. Except as otherwise required by law, Fund will keep confidential all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with IFTC) and all manuals, systems and other technical information and data, not publicly disclosed, relating to IFTC's operations and programs furnished to it by IFTC pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of IFTC. Notwithstanding anything to the contrary in this Section 22.B, if an attempt is made pursuant to subpoena or other legal process to require Fund to disclose or produce any of the aforementioned manuals, systems or other technical information and data, Fund shall give IFTC prompt notice thereof prior to disclosure or production so that IFTC may, at its expense, resist such attempt.

                 23. Survival of Representations and Warranties.
                     ------------------------------------------

                     All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.

                 24. Miscellaneous.
                     -------------

                     A. This Agreement is executed and delivered in the State of Illinois and shall be governed by the laws of said state (except as to Section 24.G hereof which shall be governed by the laws of The Commonwealth of Massachusetts).

                     B. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

                     C. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                     D. This Agreement shall become effective as of the date hereof.

                     E. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                     F. If any part, term or provision of this Agreement is held by the courts to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

                     G. All parties hereto are expressly put on notice of Fund's Agreement and Declaration of Trust which is on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of Fund by its representatives as such representatives and not individually, and the obligations of Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of Fund. With respect to any claim by IFTC for recovery of that portion of the compensation and expenses (or any other liability of Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, IFTC shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

                     H. This Agreement, together with the Fee Schedule, is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties.


             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer as of the day and year first set forth above.

                                   TAX-EXEMPT CALIFORNIA MONEY MARKET FUND


                                   By /s/ Gerald M. Cole
                                     ---------------------------------
                                   Title:  Vice President


             ATTEST:

             /s/ Philip J. Collora
             -----------------------------
             Title: Vice President & Asst. Secretary

                                   INVESTORS FIDUCIARY TRUST COMPANY


                                   By /s/ G.J. Wingerter
                                     ---------------------------------
                                   Title:  Executive Vice President


             ATTEST:

             /s/ Cheryl Naegler
             ----------------------------
             Title:  Asst. Secretary

                                       EXHIBIT A
                                       ---------

                                     FEE SCHEDULE
                                     ------------

             Transfer Agency Function                Fee Payable by Fund
             ------------------------                -------------------
             1.  Maintenance of open shareholder     $13.00 per year per
                 account.                            account

             2.  Maintenance of closed shareholder   $6.00 per year per
                 account.                            account

             3.  Disaster recovery fee.              $.40 per year per
                                                     open and closed
                                                     account.


             The out-of-pocket expenses of IFTC will be reimbursed by Fund in accordance with the provisions of paragraph 5 of the Agency Agreement.

             As reflected in Section 21 of the Agency Agreement, the responsibilities of IFTC under the Agency Agreement have been assigned to Kemper Service Company ("KSVC"). KSVC will, from time to time, enter into Omnibus Account Services Agreements ("Omnibus Agreements") with one or more financial services firms ("Firms") that will maintain shares of the Fund owned by their clients ("client-shareholders") in one or more "street-name" or "omnibus" accounts ("omnibus accounts") on the books of KSVC and will provide recordkeeping and other services with respect to the accounts of such client-shareholders. For services provided under the Omnibus Agreements, KSVC will provide compensation to the Firms. For purposes of determining the fees payable by the Fund to IFTC under the Agency Agreement relating to such omnibus accounts, the fees noted above for maintenance of open and closed shareholder accounts (but not for disaster recovery) will be based upon the number of client shareholder accounts on the records of the Firms maintaining shares in such omnibus accounts.

                                       EXHIBIT B
                                       ---------


                                IFTC INSURANCE COVERAGE
                                -----------------------

             DESCRIPTION OF POLICY:

                  Brokers Blanket Bond, Standard Form 14
                     Covering losses caused by dishonesty of employees, physical loss of securities on or outside of premises while in possession of authorized person, loss caused by forgery or alteration of checks or similar instruments.

                  Errors and Omissions Insurance
                     Covering replacement of destroyed records and computer errors and omissions.

                  Special Forgery Bond
                     Covering losses through forgery or alteration of checks or drafts of customers processed by insured but drawn on or against them.

                  Mail Insurance (applies to all full service operations)
                     Provides indemnity for the following types of securities lost in the mails:

                         Non-negotiable securities mailed to domestic locations via registered mail.

                         Non-negotiable securities mailed to domestic locations via first-class or certified mail.

                         Non-negotiable securities mailed to foreign locations via registered mail.

                         Negotiable securities mailed to all locations via registered mail.